SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 1, 2002

Date of Report
(Date of Earliest Event Reported)

V-GPO, INC.

formerly known as Epicure Investments, Inc.
(Exact Name of Registrant as Specified in its Charter)

2150 Whitfield Industrial Way
Sarasota, Florida 34243

(Address of principal executive offices)

941/727-1552

Registrant's telephone number

Florida (State of Incorporation)	59-1997186 (IRS Employer Identification No.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     (a)     Pursuant to an Agreement and Plan of Merger ("Agreement") dated as of December 6, 2001 by and between Epicure Investments, Inc., a Florida corporation (the "Company"), and V-GPO, Inc., a Delaware corporation ("V-GPO Delaware"), on January 1, 2002 V-GPO Delaware merged with and into the Company, with the Company emerging as the surviving corporation ("Merger"). In consideration of the Merger, all of V-GPO Delaware's outstanding securities were converted into 36,500,000 shares of the Company's Common Stock, 100,000 shares of the Company's Series A Preferred Stock and options and warrants equal in kind and number to those of V-GPO Delaware (collectively the "Merger Consideration").

     In this regard, on December 19, 2001, the Company's Board of Directors unanimously approved the following actions: (1) increasing the authorized common stock of the Company to 100,000,000 with a par value of $0.0001 ("Common Stock") and creating a class of preferred stock, $.001 par value, with 20,000,000 shares authorized ("Preferred Stock"); (2) changing the name of the Company to V-GPO, Inc.; (3) creating a series of Preferred Stock designated as Series A Preferred Stock with voting rights equal to 400 votes per share; and (4) merging V-GPO Delaware with and into the Company and issuing the Merger Consideration (collectively the "Actions"). The Company thereafter received written consent to the Actions from the holders of a majority of votes entitled to be cast on the Actions with respect to the outstanding shares of the Company's Common Stock in accordance with Section 607.0704 of the Florida Business Corporation Act. Each of the Actions became effective January 1, 2002.

     Upon effectiveness of the Merger, the Company had an aggregate of 40,765,500 issued shares of Common Stock including 1,416,667 issued shares held in Treasury. Immediately prior to the effectiveness of the Merger (i.e., the moment before the effective time of the Merger) the Company had 4,265,500 shares of issued Common Stock. By virtue of the Merger, and their receipt of the Merger Consideration, V-GPO Delaware's shareholders acquired approximately 93% of the issued and outstanding Common Stock of the Company and 100% of its Series A Preferred Stock.

     Upon effectiveness of the Merger, the officers and directors of V-GPO Delaware became the officers and directors of the Company as provided in the Agreement.

     Mr. Norman R. Dobiesz, the new Chairman, Chief Executive Officer and a director of the Company, is the beneficial owner of 19,562,500 shares of the Company's Common Stock (49.7% of the outstanding shares of Common Stock) and all 100,000 shares of the Series A Preferred Stock (100%). Each share of the Series A Preferred Stock entitles Mr. Dobiesz to cast four hundred (400) votes for an aggregate of 40,000,000 votes with respect to all 100,000 shares of Series A Preferred Stock. As a result of his beneficial ownership of Common Stock and Preferred Stock, Mr. Dobiesz can elect all of the Company's directors and control its affairs.

     A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference. You must refer to the Agreement for a complete understanding of the Merger's terms and conditions. This summary of the Merger and other information in this Report on Form 8-K is qualified in its entirety by such reference.

     (b)     The following table sets forth information regarding the beneficial ownership of shares of the Company's equity securities as of January 1, 2002 by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address(1) of Beneficial Ownership	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(2)(6)
Norman R. Dobiesz(3) Chairman, Chief Executive Officer and Director	Common Stock Series A Preferred Stock	19,562,500 shares 100,000 shares	49.7% 100%
Samuel A. Greco President, Chief Operating Officer and Director	Common Stock	11,812,500	30.0%
Edward E. Carty, Jr.(4) Vice President	-	0	0%
Michael J. Kuhn(5) Vice President	-	0	0%
Southward Investments, LLC(6) 2541 Monroe Avenue Rochester, NY 14615	Common Stock	3,109,321	7.9%
All executive officers and directors as a Group (4 persons)	Common Stock Series A Preferred Stock	31,375,000 shares 100,000 shares	79.7% 100%

(1)	The address of all directors and officers identified above is the address of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243.
(2)	The percentages are calculated based upon 39,348,833 shares of Common Stock issued and outstanding after exclusion of 1,416,667 issued shares held in treasury and do not include an aggregate of 1,293,325 shares of Common Stock that may be issued upon exercise of outstanding warrants to purchase 1,043,325 shares of Common Stock and outstanding options to purchase 250,000 shares of Common Stock. Unless otherwise indicated, it is assumed that all shares are owned directly.
(3)	Includes 19,187,500 shares owned by Kinsale, L.P., a limited partnership owned and controlled by Mr. Dobiesz and 375,000 of the aggregate 500,000 shares owned by MedTel Services, Inc., a corporation of which Mr. Dobiesz owns 75% of the issued and outstanding shares of Common Stock.
(4)	Excludes an aggregate of 50,000 shares issuable upon exercise of options.
(5)	Excludes an aggregate of 50,000 shares issuable upon exercise of options.

(6)	Assumes payment of the purchase price for 3,000,000 shares of the Common Stock of the Company sold under a December, 2001 Stock Purchase Agreement.

DESCRIPTION OF SECURITIES

GENERAL

     All issued shares of the Company's Common Stock are fully paid and non-assessable, except an aggregate of 3,000,000 shares of Common Stock sold under a December, 2001 Stock Purchase Agreement which provides for future payment for those shares. Effective January 1, 2002, the Company is authorized to issue 100,000,000 shares of Common Stock, of which 40,765,500 shares are issued, including 1,416,667 issued treasury shares and 20,000,000 shares of Preferred Stock, of which 100,000 shares designated as Series A Preferred Stock are issued.

RIGHTS OF CAPITAL STOCKHOLDERS

     Each share of Common Stock is entitled to one vote. No cumulative voting for the election of directors is permitted the Common Stock or the Series A Preferred Stock. Mr. Norman R. Dobiesz, the new Chairman, Chief Executive Officer and a Director of the Company is the beneficial owner of the 100,000 issued shares of the Company's Series A Preferred Stock and 19,562,500 shares of Common Stock. Each share of Series A Preferred Stock entitles the holder to cast 400 votes. Mr. Dobiesz can cast an aggregate of 40,000,000 votes under the Series A Preferred Stock and 19,562,500 votes under the Common Stock and therefore can elect all of the Company's directors and control its affairs.

     Holders of Common Stock do not have any pre-emptive, redemption or conversion rights. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to a pro rata distribution of the assets of the Company after payment of liabilities. The holder of the Series A Preferred Stock does not have any dividend, liquidation or conversion rights.

POSSIBLE ANTI-TAKEOVER EFFECTS OF ADDITIONAL AUTHORIZED BUT UNISSUED STOCK

     Subsequent to the Merger, the Company's authorized Common Stock is 100,000,000 shares and as a result of the issuance of the 36,500,000 shares of Common Stock comprising part of the Merger Consideration, includes approximately 59,234,500 shares of authorized, but unissued Common Stock and 1,416,667 issued shares of Common Stock held in treasury. This aggregate 60,651,167 shares of Common Stock can be issued without any shareholder approval at prices fixed by the Board of Directors at any time and could result in dilution of the book value of the Common Stock. In addition, as a result of the issuance of the 100,000 shares of Series A Preferred Stock, the 19,900,000 shares of authorized, but unissued Preferred Stock remaining can be issued without any further approval from the Company's shareholders with voting and other rights determined by the Company's Board in its sole discretion. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

TRANSFER AGENT

     The Company has engaged the services of American Registrar and Transfer Company, 342 East 900 South, Salt Lake City, Utah 84111, to act as transfer agent and registrar of its Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     As of January 1, 2002, the names and ages of the new directors and executive officers of the Company are:

NAME	AGE	POSITION
Norman R. Dobiesz	54	Chairman, Chief Executive Officer and a Director
Samuel A. Greco	50	President, Chief Operating Officer and a Director
Edward E. Carty, Jr.	53	Vice President
Michael J. Kuhn	42	Vice President

     All directors hold office for one year or until the election or appointment of their successors. Directors receive no compensation for serving on the board, but may be reimbursed reasonable expenses for attending meetings upon submission to the Company of appropriate written documentation. Officers are elected annually by the Company's Board of Directors and serve at the discretion of the board or until their successors are elected.

     Norman R. Dobiesz is a founder and was the Chairman, Chief Executive Officer, Director and a principal shareholder of VGPO Delaware responsible for the headquarters function in Florida since inception in November 1997. Since 1991, Mr. Dobiesz has served as a Director and is also currently Senior Vice President Business Development of Teltronics, Inc., a publicly-held telecommunications company. Mr. Dobiesz is President and owner of Florida Software Systems, Inc. and its affiliates which developed the VGPO Software. See DESCRIPTION OF THE COMPANY'S BUSINESS AND OPERATIONS.

     Samuel A. Greco is a founder and was the President, Chief Operating Officer, Director and a principal shareholder of VGPO Delaware responsible for the operations and marketing functions of VGPO Delaware conducted at its office in Dallas, Texas since inception in November 1997. Mr. Greco has held various management positions in the healthcare industry during the last 25 years, including several executive positions with Columbia/HCA Healthcare Corporation now known as HCA - The Healthcare Company ("Columbia") from 1989 to August 1997. He resigned his position as Senior Vice President of Financial Operations of Columbia in August 1997 to pursue consulting and other opportunities in the healthcare industry by applying his experience in the application of supply chain strategies. While with Columbia, Mr. Greco elevated the area of Materials Management to a core competency that became a strategic advantage to Columbia, and launched Columbia's supply chain initiative, recognizing how supply cost and other costs would benefit from scale, discipline and process improvement. He has become one of the industry leaders in successfully applying these supply chain strategies, vendor partnering and logistics management to improve results and provide significant savings. Mr. Greco holds a Bachelor of Science degree in Accounting from Bryant College and is a frequent speaker at various healthcare symposiums.

     Edward E. Carty, Jr. was a Vice President of VGPO Delaware responsible for national account representation, GPO relations, minority GPO development, customer relations, supplier relations and subject matter expert communications since approximately November 1997. Mr. Carty has over twenty years experience in senior level materials management positions with large for profit and non-profit healthcare companies including Hospital Affiliates International, Republic Health Corporation, Lutheran Health Systems and seven years with Columbia.

     Michael J. Kuhn was a Vice President of VGPO Delaware responsible for product installation and implementation, customer training and education, customer service, supply chain systems operations, productivity systems operations and customer relations since November 1997. Mr. Kuhn has over fifteen years experience in leadership positions to enhance operational effectiveness with a variety of organizations including seven years with Columbia. Mr. Kuhn has considerable experience in working with all levels in organizations to improve operational effectiveness through his knowledge of information, benchmarking, process flow diagnostics, scheduling and logistics, methods improvements, staffing and productivity management. Mr. Kuhn works closely with the software designers and servicing personnel to coordinate the delivery of the software services to the Company's customers.

EXECUTIVE EMPLOYMENT AGREEMENTS

     In June 1999, Messrs. Dobiesz and Greco entered into five year employment agreements (the "Executive Employment Agreements") with the V-GPO Delaware. The Executive Employment Agreements are terminable by the Company, as successor to V-GPO Delaware in the Merger, for certain "for cause" events. The Executive Employment Agreements provide for initial base compensation of $350,000 per year with $50,000 increases scheduled for each year commencing June 2000. The Company has the right to include Messrs. Dobiesz and Greco in any supplementary bonus or other benefits in the Company's discretion. Messrs. Dobiesz and Greco have waived all unpaid cash compensation under the Executive Employment Agreements from inception through September 30, 2001. The Company has agreed to register the shares of the Company's Common Stock Messrs. Dobiesz and Greco own in any future registration statement the Company may file and to replace the Executive Employment Agreements with new 10 year employment agreements effective March 1, 2002 providing initial base compensation of $600,000 per year.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Effective January 1, 2002, the Company issued an aggregate of 36,500,000 shares of the Company's Common Stock and 100,000 shares of the Company's Series A Preferred Stock to the shareholders of V-GPO Delaware as a part of the Merger Consideration and the Company succeeded to the business of V-GPO Delaware as a result of the Merger.

DESCRIPTION OF THE COMPANY'S BUSINESS AND OPERATIONS

GENERAL

     The Company was incorporated in May, 1980 in the State of Florida and engaged in the hotel and restaurant industry from 1980 until October 1, 1990, when the Company sold its assets and ceased operations.

     From 1990 to the effective date of the Merger, the Company had no operations, but maintained its legal existence with a view to its subsequent combination with a private corporation actively engaged in a business. The Company therefore had no revenues from operations nor conducted any operating activities from October, 1990 until consummating the Merger. Effective January 1, 2002, the Company, as the surviving corporation in the Merger, succeeded to the business of V-GPO Delaware.

THE BUSINESS OF V-GPO

     V-GPO Delaware was a supply chain management consulting and B-2-B e-commerce corporation servicing the healthcare industry, including hospitals, general purchasing organizations, clinics, mail order pharmacies, etc., that markets and licenses software products developed exclusively for V-GPO Delaware by its affiliate Florida Software Systems, Inc. and its affiliates (collectively "FSS") under a perpetual License Agreement ("License") which provided V-GPO Delaware with worldwide exclusivity for use of the software comprising the V-GPO platform, products and software tools ("V-GPO Software") for monthly License payments of $250,000. See FINANCIAL STATEMENTS - FOOTNOTE D. The Company believes the V-GPO Software enables organizations to better attain the results that are available through the best use of subject matter expertise, current technology and the application of sound management practices. V-GPO Delaware purchased title to the V-GPO Software in December, 2001 and terminated payments under the License as of November 30, 2001. The V-GPO Software is now used by the Company as successor to V-GPO Delaware. See DESCRIPTION OF BUSINESS AND OPERATIONS - PURCHASE OF V-GPO SOFTWARE.

     The V-GPO Software is designed to enable facilities and suppliers to efficiently buy and sell products on a secure, Internet-enabled purchasing solution. The Company believes the V-GPO Software enables businesses to optimize their supply contracts using a sophisticated rules database that allows them to manage by exception. The V-GPO Software is supplier independent thus enabling them to manage all contracts and purchases transactions from the point of requisition through receipt and provides a strong emphasis on the back-end reporting and unique, solutions centered diagnostics of purchasing patterns and purchase contract utilization and optimization. The V-GPO Software goes beyond the simple basics of facilitating B-2-B electronic commerce by functioning as a Resource Management Data Repository and Information Systems partner, both for customer facilities as well as suppliers.

     The V-GPO Software automates and consolidates the electronic catalogues from all suppliers into a single master list of items critical to the specific business enterprise. The V-GPO Software avoids having to surf each individual supplier's web site e-commerce application to fulfill the customer's order needs. From requisition to purchase order, the system monitors each line item for contract optimization, pricing, and approvals required per the facility/customer specific purchasing rules. The customer maintains complete visibility of the status of its order as it is received and confirmed by the supplier partners. Again, as "exceptions" are noted along the way, from whatever the source, the business enterprise is immediately and automatically notified via email to avoid any receiving dock surprises. With the supply chain process in control, the Company believes the customer should realize significant improvements in cost savings as well as buyer satisfaction. The V-GPO Software resides on industry-standard servers and is accessible by standard web browsers requiring minimal software installation or integration at the customer site. The Company believes that the V-GPO Software requires minimal investment of time and capital to install, maintain and use.

     V-GPO Delaware was incorporated in May 2000 and was the successor as a result of a reincorporation merger with IHI Associates, Inc., a Florida corporation, which commenced operations in November 1997.

PURCHASE OF V-GPO SOFTWARE

     In order to acquire title to the V-GPO Software and to terminate the perpetual obligation to pay license fees under the License between V-GPO Delaware and FSS, V-GPO Delaware entered into an agreement ("Software Sale Agreement") for the purchase of title to the V-GPO Software from FSS, which are owned and controlled by Norman R. Dobiesz, the Chairman, Chief Executive Officer, a Director and a principal stockholder of the Company. Under the Software Sale Agreement, the purchase price for title to the V-GPO Software is an aggregate of $30,000,000, an amount equal to the aggregate of 10 years' license fees under the License ("Purchase Price"). The Company believes that the acquisition of title to the V-GPO Software and termination of the perpetual monthly payment obligations under the License is preferable to continuing to pay the $250,000 monthly payments under the License for an unlimited period of time. The Purchase Price is payable in minimum monthly installments of $250,000, subject to increase to $300,000 per month if and when accrued but unpaid license fees under the License aggregating $3,625,000 as of November 30, 2001 ("License Fees") are fully paid. The Purchase Price and License Fees are secured by security agreements entered into with FSS. Prior to the full payment of the License Fees, the Software Sale Agreement requires the Company to pay $50,000 per month against the License Fees until they are fully paid. The Purchase Price is subject to prepayments under certain circumstances. At December 31, 2001, an aggregate of $300,000 ($50,000 against the License Fees and $250,000 against the Purchase Price) was due and payable under the Software Sale Agreement, but unpaid by the Company. See RISK FACTORS - DEPENDENCE ON V-GPO SOFTWARE and FINANCIAL STATEMENTS - FOOTNOTES D and M

PROPERTY AND OFFICES

     The Company's headquarters and administrative offices are located at 2150 Whitfield Industrial Way in Sarasota, Florida. Its operations and marketing functions are administered from an office located at 5525 N. MacArthur, Suite 680 in Irving, Texas which the Company believes enhances the opportunity to attract key personnel and serve it's customers.

LITIGATION

     There is no known litigation pending against the Company. The Company has recognized a liability recorded at $4,134 payable under a recission offer made to and accepted by certain stockholders in 1989 which remains unpaid. This liability has accrued interest at the rate of 6% per annum which also remains unpaid as of the date of this Report on Form 8-K.

RISK FACTORS

     The securities of the Company are speculative, involve a high degree of risk and should not be purchased by persons who cannot afford to lose their entire investment. Prospective investors should consider carefully the following risk factors inherent in and affecting the Company's business, as well as all other information set forth in this Form 8-K before they invest in the Company.

POSSIBLE INABILITY TO REPAY DEBT

     The Company has incurred substantial indebtedness including specifically, but not exclusively, approximately: (a) $1,779,982 principal amount of bridge finance notes ("Notes"); (b) $228,167 payable under a $370,000 line of credit ("Line of Credit"); and (c) $3,625,000 of accrued, but unpaid license fees (as of November 30, 2001) payable under the License. The Company has not paid the Notes, the Line of Credit or the License Fees and is negotiating to extend the scheduled maturity dates of the obligations, although there can be no assurance the Company will successfully negotiate these extensions. The failure by the Company to generate material revenues and/or income and/or raise substantial additional funds would result in the Company not being able to repay the Notes, the Lines of Credit and/or the License Fees and any investors in the Company losing their entire investment. See FINANCIAL STATEMENTS - FOOTNOTES C, D AND E

NEED FOR ADDITIONAL CAPITAL TO FUND OPERATIONS

     The Company requires substantial additional capital to fund its operations. The failure to obtain such funds when needed on terms acceptable to the Company would have a material adverse affect on the Company. Presently, the Company has no commitments for additional debt or equity financing, other than Southward Investments, LLC's commitment to pay for an aggregate of 3,000,000 shares of Common Stock sold pursuant to a December, 2001 Stock Purchase Agreement.

EFFECT OF INTEREST RATE CHANGES

     The Company is exposed to the effect of interest rate changes. Increases in interest rates could seriously affect the Company's ability to obtain additional financing and could materially adversely affect the Company.

DIFFICULTY IN EVALUATING THE COMPANY'S BUSINESS AND FUTURE PROSPECTS

     The Company's initial operations consisted primarily of planning and developing the Company's marketplace, building its operating infrastructure, performing various consulting services and developing and servicing its initial client base. As a result, the Company generated revenues of approximately $378,442 and $279,318 for 1999 and 2000, respectively, and $240,877 for the nine month period ending September 30, 2001. Since the Company is establishing its business in the diagnostic and contract modeling aspect of healthcare supply chain management, which is a new and rapidly evolving market, it is difficult to evaluate its business and future prospects. For example, it is difficult to predict whether the market will broadly accept the Company's services and, if broadly acceptable, what level of revenue it can expect to derive from its services. Nor can the Company assure that its business strategy will be successful because the Company's competitors are advancing a wide variety of strategies and business models in the healthcare supply chain management market. The Company's business will be seriously harmed, and may fail entirely, if it does not successfully execute its business strategy or if it does not successfully address the risks it faces. In addition, due to its limited operating history and the rapidly evolving nature of the healthcare supply chain management market, the Company believes that period-to-period comparisons of its revenue and results of operations may not be meaningful.

HISTORY OF LOSSES; FUTURE LOSSES; NO ASSURANCE OF PROFITABILITY

     The Company has experienced losses from operations in each period since its inception, including net losses of approximately $391,628 and $2,543,338 for the years ended December 31, 1999 and 2000 respectively. In addition, the Company had an accumulated deficit of approximately $6,470,214 at September 30, 2001. The Company has generated limited revenue to date. If its losses from operations do not decrease and/or its revenue does not increase substantially and/or if its expenses increase further than expected, the Company may never become profitable.

DEPENDENCE ON V-GPO SOFTWARE

     The Company is dependent on the V-GPO Software acquired under the Software Sale Agreement that V-GPO Delaware entered into with FSS to which the Company succeeded by the Merger. The Software Sale Agreement requires the payment by the Company to FSS of the accrued but unpaid License Fees of $3,625,000 as of November 30, 2001, under the License in $50,000 monthly amounts and the Purchase Price of $30,000,000 for the V-GPO Software payable in $250,000 monthly minimum amounts which will increase to $300,000 if and when the accrued, but unpaid License Fees have been fully-paid. At December 31, 2001, an aggregate of $300,000 ($50,000 against License Fees and $250,000 against the Purchase Price) was due and payable under the Software Sale Agreement, but not paid by the Company. The obligations of the Company under the Software Sale Agreement are subject to a security interest in all of the assets of the Company granted to FSS which if violated, could cause the Company to forfeit all rights to the V-GPO Software.

NO ASSURANCES OF MARKET ACCEPTANCE OF THE COMPANY'S BUSINESS MODEL

     The Company offers an online marketplace that aggregates a number of suppliers and purchasers of medical products, diagnoses prior purchasing history, models the current supply chain state and assists in developing the future desired state. This business model depends upon buyers and sellers in this market adopting a new way to manage the purchase of medical products, supplies and equipment. If buyers of medical products do not broadly accept the Company's business model, demand for its services may not increase and the price of its Common Stock would decline. Some suppliers and purchasers of medical products to be sold and purchased in the Company's online marketplace could be reluctant to accept the Company's business model because it involves new technologies and may not be consistent with their existing internal organization and procurement processes. Suppliers and purchasers also may prefer to use traditional methods of selling and buying medical products, such as using paper catalogs and interacting in person or by phone with representatives of manufacturers or distributors and not determine if contracts were appropriately utilized and managed. In addition, many of the individuals responsible for purchasing medical products do not have ready access to the Internet and may be unwilling to use the Internet to purchase medical products. Even if suppliers and purchasers accept the Internet as a means of selling and buying medical products, they may not accept the Company's online marketplace for conducting this type of business. Instead, they may choose to establish and operate their own websites to purchase or sell new and used medical products. Reluctance of suppliers and purchasers to use the Company's services would have a material adverse effect on the Company.

CURRENT AND FUTURE DEPENDENCE UPON MANAGEMENT; NEED FOR ADDITIONAL EXPERIENCED PERSONNEL; NO KEY-MAY LIFE INSURANCE

     The Company's success depends upon the skills of its senior management team, Messrs. Dobiesz and Greco, and its ability to identify, hire, and retain additional sales, marketing, technical and financial personnel. The Company may be unable to retain its existing key personnel or attract and retain additional personnel to replace key personnel who have left the Company. The Company has employment agreements with Messrs. Dobiesz and Greco and two other executive officers. The Company, however, does not maintain key person life insurance or business interruption insurance for any of its officers or key employees. The loss, death, or disability of any of its two key executives, or the failure to attract, integrate, motivate, and retain additional key employees will have a material adverse effect on the Company's business. Competition for qualified personnel in the supply chain management industry is intense, and there can be no assurance that the Company will be able to retain its key personnel or that it can attract, assimilate, or retain highly qualified personnel in the future.

NO ASSURANCES THAT THE COMPANY CAN QUICKLY BUILD A CRITICAL MASS OF PURCHASERS OF MEDICAL PRODUCTS, SUPPLIES AND EQUIPMENT TO ACHIEVE A NETWORK EFFECT

     To encourage suppliers to list their products on the Company's online marketplace, the Company needs to increase the number of purchasers who use its services. The Company, however, must offer a broad range of products from a large number of suppliers to encourage purchasers to use its marketplace. If the Company is unable to quickly build a critical mass of purchasers and suppliers, it will not be able to benefit from a network effect, where the value of its services to each participant significantly increases with the addition of each new participant. The Company's inability to achieve a network effect would reduce the value of its online marketplace services to purchasers and suppliers and would have a material adverse effect on the Company.

COMPETITION

     The markets for Internet-based purchase and sale of medical products, supplies and equipment and healthcare supply chain management are new, rapidly evolving and intensely competitive. The Company's primary competition includes e-commerce providers that have established online marketplaces for medical products, supplies and equipment. The Company also faces potential competition from a number of other sources. Many companies that have

     Competition is likely to intensify as the Company's market matures. As competitive conditions intensify, competitors may:

  enter into strategic or commercial relationships with larger, more established healthcare, medical products and Internet companies;
  secure services and products from suppliers on more favorable terms;
  devote greater resources to marketing and promotional campaigns;
  secure exclusive or preferential arrangements with purchasers or suppliers that limit sales through the Company's marketplace; and
  devote substantially more resources to website and systems development.

     Many of the Company's existing and potential competitors have longer operating histories in the medical products market, greater name recognition, larger customer bases and greater financial, technical and marketing resources than the Company. As a result of these factors, the Company's competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands and services and make more attractive offers to purchasers and suppliers, potential employees and strategic partners. In addition, new technologies may increase competitive pressures. The Company cannot assure that it will be able to maintain or expand its customer base. The Company may not be able to compete successfully against current and future competitors and competition could result in price reductions, and/or reduced sales, gross margins and operating margins and/or loss of market share.

FAILURE TO DEVELOP THE ABILITY TO INTEGRATE ONLINE SERVICES WITH ENTERPRISE SOFTWARE SYSTEMS OF PURCHASERS AND SUPPLIERS OF MEDICAL PRODUCTS

     If the Company does not maintain and expand the functionality and reliability of its services, purchasers and suppliers of medical products may not use its marketplace. The Company believes that it must develop the capability to integrate its online services with enterprise software systems used by many suppliers of medical products and by many large healthcare organizations, and to enable its services to support customer-specific pricing. The Company may incur significant expenses to develop these capabilities, and may not succeed in developing them in a timely manner. In addition, developing the capability to integrate the Company's services with suppliers' and purchasers' enterprise software systems will require the cooperation of and collaboration with the companies that develop and market these systems. Suppliers and purchasers use a variety of different enterprise software systems provided by third-party vendors or developed internally. This lack of uniformity increases the difficulty and cost of developing the capability to integrate with the systems of a large number of suppliers and purchasers. Failure to provide these capabilities would limit the efficiencies that the Company's services provide, and may deter many purchasers and suppliers from using the Company's online marketplace, particularly large healthcare organizations.

NEED TO DEVELOP AND MAINTAIN STRATEGIC ALLIANCES

     The Company's business strategy includes entering into strategic alliances with leading technology and healthcare-related companies to increase users of its online marketplace and services, increase the number and variety of products that it offers and provide additional services and content to its users. The Company may not achieve its objectives through these alliances. These alliances do not, and future relationships may not, afford the Company any exclusive marketing or distribution rights. Many of these companies have multiple relationships and may not regard the Company as significant for their business. These companies may pursue relationships with the Company's competitors or develop or acquire services that compete with the Company's services. In addition, in many cases these companies may terminate these relationships with little or no notice. If any existing alliance is terminated or the Company is unable to enter into alliances with leading technology and healthcare-related companies, it may be unable to increase the attractiveness of its online marketplace and services or provide satisfactory services to purchasers and suppliers of medical products.

ABILITY TO SUCCESSFULLY MANAGE FUTURE GROWTH

     The Company plans to grow rapidly and will need to continue to grow to execute its business strategy. The Company's anticipated growth, if it occurs (and there is no assurance any growth will occur) may place significant demands on management as well as on its administrative, operational and financial resources and controls. The Company expects its future growth to cause similar, and perhaps increased, strain on its systems and controls. In addition, it will need to substantially upgrade its information systems including its accounting system. Any failure to successfully upgrade its systems and controls could result in inefficiencies in its business and could cause the Company to be unable to successfully implement its business plan.

INTERNET SECURITY

     A significant barrier to the widespread adoption of e-commerce and Internet-based services is concern for the secure transmission of personally identifiable information of Internet users as well as other confidential information over public networks. If any material compromise or breach of security in the Company's data facilities or Internet information transfers were to occur, it could harm the Company's reputation and expose it to possible liability.

INTELLECTUAL PROPERTY

     The Company regards the intellectual property rights in the V-GPO Software as critical to its success. If the Company is unable to protect these intellectual property rights, the Company's business would be materially harmed. The Company relies on trademark, copyright and trade secret laws to protect its proprietary rights. Any claims regarding the intellectual property owned or licensed by the Company, with or without merit, could be time consuming and costly to defend, would divert management attention and resources or require the Company to enter into royalty or license agreements. These agreements may not be available on commercially reasonable terms, if at all. In addition, there has been an increase in the number of patents granted for use of the Internet to perform business processes. Enforcement of intellectual property rights in the Internet sector has become a greater source of risk as the number of the business process patents have increased.

REGULATION OF THE INTERNET

     A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, such as user privacy, taxation of goods and services provided over the Internet and the pricing, content and quality of services. Legislation could dampen the growth in Internet usage and decrease or limit its acceptance as a communications and commercial medium. If enacted, these laws and regulations could limit the market for the Company's services. In addition, existing laws and regulations could be applied to the Internet, including consumer privacy laws. Legislation or application of existing laws could expose companies involved in healthcare industry e-commerce and related supply chain management services to increased liability, which could have a material adverse effect on the business of the Company.

RISKS RELATING TO THE HEALTHCARE INDUSTRY

     The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences. Factors such as changes in reimbursement policies for healthcare expenses, consolidation in the healthcare industry and general economic conditions affect the purchasing practices and operation of healthcare organizations. Changes in regulations affecting the healthcare industry, such as any increased regulation by the Food and Drug Administration of the purchase and sale of medical products, could require the Company to make unplanned enhancements of its services, or result in delays or cancellations of orders or reduce demand for its services. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry providers operate. The Company does not know what effect any proposals would have on its business.

     Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As the healthcare industry consolidates, competition to provide services to industry participants will become more intense and the importance of establishing a relationship with each industry participant will become greater. These industry participants may try to use their market power to negotiate fee reductions of the Company's services. If the Company was forced to reduce its fees, its operating results could suffer if it cannot achieve corresponding reductions in its expenses.

     If states impose regulations restricting how healthcare businesses may deliver their services, the Company's business costs and expenses may increase, which would harm its results of operations.

CONTROL BY MANAGEMENT; SERIES A PREFERRED STOCK

     The current executive officers and directors of the Company beneficially own 31,375,000 shares or 79.7% of the 39,348,833 outstanding shares of Common Stock (19,562,500 or 49.7% of which is beneficially owned by Mr. Dobiesz). The Series A Preferred Stock issued to Mr. Dobiesz entitles Mr. Dobiesz to cast an additional 40,000,000 votes. As a result, the executive officers and directors of the Company, and specifically Mr. Dobiesz by virtue of his beneficial ownership of Common Stock and Series A Preferred Stock, control the management and affairs of the Company and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company, even when such change of control is in the best interests of shareholders.

POTENTIAL ISSUANCE OF ADDITIONAL STOCK; POTENTIAL DILUTION

     The Company is authorized to issue 100,000,000 shares of Common Stock, of which 39,348,833 shares are issued and outstanding exclusive of 1,416,667 issued treasury shares. The Company is also authorized to issue 20,000,000 shares of Preferred Stock, of which 100,000 shares of the Series A Preferred Stock are owned by Mr. Dobiesz. In addition, the Company has issued stock options to employees to purchase 250,000 shares of Common Stock at an exercise price of $.25 per share and warrants to purchase 1,043,325 shares of Common Stock at various exercise prices. The Company may issue additional warrants and stock options in the future without seeking shareholder approval. The issuance of any of the 59,234,500 authorized, but unissued shares of Common Stock and/or the 1,416,667 issued shares of Common Stock held in treasury, as well as the issuance of any of the 19,900,000 authorized, but unissued shares of Preferred Stock or other securities convertible into, or exercisable or exchangeable for Common Stock, could result in dilution in the book value per share of the Company's Common Stock.

NO DIVIDENDS

     The Company has never paid, declared or accrued and does not anticipate paying, declaring and/or accruing any dividends on its Common Stock or other securities.

PREFERRED STOCK

     The Company has authorized 20,000,000 shares of Preferred Stock. The Board of Directors is entitled to set the terms and conditions, including price, voting, dividend and liquidation rights, for any issuance of such shares of Preferred Stock. The Company has issued 100,000 shares Series A Preferred Stock to Norman R. Dobiesz, the Company's new Chairman, Chief Executive Officer and a Director and may in the future issue additional shares of its Preferred Stock on such terms, including price, voting, dividend and liquidation rights, as the Board of Directors determines, without seeking approval of such terms by the Company's shareholders.

INDEMNIFICATION

     The Company's Articles of Incorporation limits the personal liability of the Company's Directors to the Company or its shareholders for damage for any breach of duty in such capacity shall be limited to the fullest extent permitted by the laws of the State of Florida, as the same now exists and as it may hereafter be amended. In addition, the Company's bylaws provide that the Company shall indemnify its officers and directors to the fullest extent allowed by law. These provisions make more difficult the shareholders recourse against the Company's management for breach of duty.

TAXATION

     The parties to the Merger have attempted to structure the Merger to minimize the federal and state tax consequences to the Company, V-GPO Delaware and their respective shareholders. No rulings have been requested from the Internal Revenue Service and, therefore, there can be no assurance that the Merger has met the statutory requirements of a tax-free reorganization or that the Merger parties and their shareholders will obtain the intended tax-free treatment. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which might have an adverse effect on the parties to the transaction.

POSSIBLE PRICE VOLATILITY

     There has not been any recent open trading, or bid and ask quotations in the Company's Common Stock in the over-the-counter market. Although it is impossible to predict the nature of any secondary trading market for the Company's Common Stock that may arise in the future, the market prices for securities of companies trading in the over-the-counter market historically have been highly volatile. Future announcements concerning the Company or its competitors, including the results of testing, technological innovations or new commercial products, government regulations and developments concerning proprietary rights or litigation may have a significant impact on the price of the Company's securities in any such secondary trading that may develop in the future.

NO TRADING MARKET FOR THE COMPANY'S SECURITIES

     There has been no recent open market trading in, or bid and ask quotations for, the Company's Common Stock and there can be no assurance that a secondary trading market will develop, be stable or be maintained.

PENNY STOCK REGULATION

     Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance) the Company's Common Stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to trade the Company's securities and adversely affect the liquidity of any secondary market that may develop in the future. These penny stock restrictions should not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical facts and can be identified by words such as "may," "except," "anticipate," "estimate," "hopes," "believes," "continue," "intends," "seeks," "contemplates," "suggests," "envisions," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, including but not limited to, those risks associated with economic conditions generally and economically in those areas where the Company has or expects to have assets and operations; competitive and other factors affecting the Company's operations, markets, products and services; those risks associated with the Company's ability to successfully negotiate with certain customers; associated costs arising out of the Company's activities and the matters discussed in this Form 8-K; risks relating to changes in interest rates and in the availability, cost and terms of financing; risks related to the performance of financial markets; risks related to changes in domestic laws, regulations and taxes; risks related to changes in business strategy or development plans; risks associated with future profitability; and other factors discussed elsewhere in this Form 8-K and in documents filed by the Company with the Securities and Exchange Commission. Many of these factors are beyond the Company's control. Actual results could differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Form 8-K will, in fact, occur. The Company does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances and other factors discussed elsewhere in this Report and the documents filed or to be filed by the Company with the Securities and Exchange Commission.

MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following is a discussion of the financial condition and results of operations of the Company as of the date of this Registration Statement. This discussion and analysis should be read in conjunction with the accompanying audited Financial Statements of the Company including the Notes thereto which are included elsewhere in this Form 8-K.

GENERAL

     Epicure Investments, Inc. (the "Company") was incorporated in May 1980, under the laws of the State of Florida. The Company was a hotel and restaurant operation from 1980 until October 1, 1990, when the Company's management decided to sell its assets and cease operations. The Company has maintained its legal existence, but has not conducted operations since 1990.

     On December 6, 2001 the Company entered an agreement and plan of merger with V-GPO, Inc. ("V-GPO Delaware") a company incorporated under the laws of the state of Delaware. Effective with the merger, all previously outstanding stock of V-GPO Delaware was exchanged for stock of the Company resulting in the previous security holders of V-GPO Delaware owning approximately 93% of the Common Stock, 100% the Series A Preferred Stock of the Company, in an exchange ratio of 1 share of VGPO common stock for 1 share of the Company's common stock, and 1 share of V-GPO Series A Preferred Stock for 1 share of Company Series A Preferred Stock. As a result of the acquisition, there will be a change in control of the Company, a public entity.

     V-GPO, Inc. is a business solutions organization providing software business intelligence tools for supply chain management excellence in healthcare.

     The VGPO purchasing solution enables businesses to optimize their supply contracts using a sophisticated rules database that allows them to manage by exception. The system is completely supplier independent thus enabling them to manage all contracts and purchase transactions from the point of requisition through receipt. VGPO provides a strong emphasis in the back end reporting and unique, solutions centered diagnostics of purchasing patterns and purchase contract utilization and optimization.

     Although, VGPO has experienced growth in revenues since the inception of operations in 1998, the Company has experienced losses in each year of its operations, and, there can be no assurance, that, in the future, the Company will sustain revenue growth or achieve profitability.

     The Company has identified several steps it feels will begin to move it toward profitability:

  provide timely and adequate working capital for the development and distribution of its proprietary software products control all-around general overhead cost

RESULTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2000 AND 1999

Revenues

     The Company's total revenues were $ 279,318 for the twelve month period ended December 31, 2000 compared to $ 378,442 for the same period ended December 31, 1999, a decrease of $99,124, or 26%. The decrease is attributable to less revenues from consulting services rendered to customers in 2000.

Cost of Sales

     The Company's cost of sales were $1,064,500 in 2000 compared to $110,168 in 1999, an increase of $954,332. The increase is attributed to the hiring of new personnel in anticipation of operationalizing the Company's business plan over the next 24-36 months.

Operating Expenses

     The Company's operating expenses increased $1,098,254 from $659,902 for the year ended December 31, 1999 compared to $1,758,156 for the same period ended December 31, 2000, or 166.4%. Selling, general and administrative expenses for the twelve-month period ended December 31, 2000 increased $601,103 from $657,064 in 1999 to $1,258,167, or 91.5%. The selling, general and administrative expenses increase is also attributed to the support of the Company's active pursuit of new business. The increase was due to the Company incurring legal, consulting, and financial advisory fees and costs in connection with the marketing of its proprietary software products. Depreciation and amortization expense for the year ended December 31, 2000 increased $426,514 from $2,118 in 1999 to $ 428,632. The increase was due to the amortization of the financing costs associated with the issuance of the convertible notes payable in 2000. As the Company continues to expand, the Company will incur additional costs for personnel. In order for the Company to attract and retain quality personnel, the Company anticipates it will continue to offer competitive salaries and grant Company stock options to current and future employees.

     Interest expense for the twelve-month period ended December 31, 2000 was $ 71,356, an increase of $ 70,636, from $ 720 for the same period ended December 31, 1999. The increase in interest expense is due to the placement of the convertible notes payable during the year ended December 31, 2000.

NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

Revenues

     The Company's total revenues were $ 240,877 for the nine months ended September 30, 2001 compared to $251,649 for the same period ended in 2000, a decrease of $10,772. The decrease is attributable to normal market conditions for a company establishing its business.

Cost of Sales

     The Company's cost of sales were $ 2,150,000 during the nine months ended September 30, 2001 compared to $ 1,189,500 during the same period in 2000, an increase of $ 960,500. The increase is attributable to ramping up personnel with the anticipation of rolling out the Company's contracts. This will require additional funding which the Company is working on. If the Company is unsuccessful in completing any new funding, this failure would have adverse effects on the Company.

Operating Expenses

     The Company's operating expenses decreased $ 94,635 from $ 1,650,693 during the nine months ended September 30, 2001 to $ 1,556,058 for the same period in 2000, or 5.7%. Selling, general and administrative expenses for the nine months ended September 30, 2001 decreased $314,275 from $ 1,422,363 in 2000 to $ 1,103,088, or 22.4%.

     Depreciation and amortization expense for the nine months ended September 30, 2001 decreased $76,342 from $ 196,476 in 2000 to $120,134. The decrease was due to the completion of the amortization of the financing costs associated with the issuance of the convertible notes payable in 2000, which matured in 2001.

     Interest expense for the nine months ended September 30, 2001 was $ 332,836, an increase of $ 300,981, from $ 31,855 for the same period in 2000. The increase in interest expense is due to the placement of the convertible notes payable during the year ended December 31, 2000.

THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

Revenues

     The Company's total revenues were $ 130,904 for the three months ended September 30, 2000 compared to $ 5,649 for the same period ended in 2001, an increase of $ 125,255. The increase is attributable to the Company beginning to roll out contracts on a normal basis in anticipation of new funding over the next twelve months.

Cost of Sales

     The Company's cost of sales were $ 750,000 during the three months ended September 30, 2001 compared to $500,000 during the quarter ended September 30, 2000, an increase of $250,000. The increase is attributable to increased costs incurred for those people necessary to prepare the Company's staff for an anticipated roll out of the Company's contracts, which will be dependent on the Company receiving additional funding.

Operating Expenses

     The Company's operating expenses decreased $ 119,639 from $ 663,345 during the quarter ended September 30, 2000 to $ 543,706 for the same period in 2001, or 18%. Selling, general and administrative expenses for the three months ended September 30, 2001 decreased $ 141,882 from $ 460,514 in 2000 to $ 318,632, or 30.8%. The selling, general and administrative expenses decrease is attributed to the hold back in all expense possible pending new financing/funding being obtained within the next 6-12 months.

     Depreciation and amortization expense for the quarter ended September 30, 2001 decreased $ 171,109 from $ 173,683 in 2000 to $ 2,574. The decrease was due to the completion of the amortization of the financing costs associated with the issuance of the convertible notes payable in 2000, which matured in 2001.

     Interest expense for the three months ended September 30, 2001 was $ 222,500, an increase of $ 193,352, from $ 29,148 for the same period in 2000. The increase in interest expense is due to the placement of the convertible notes payable during the year ended December 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES

December 31, 2001

     As of December 31, 2000, the Company had a working capital deficit of $2,245,949 compared to a deficit of $466,847 at December 31, 1999, a deficit increase of $1,779,102. The increase in working capital deficit is attributed to a $1,779,983 increase in the current notes payable.

     As a result of our operating losses, the Company generated a cash flow deficit of $849,084 from operating activities during the twelve-month period ended December 31, 2000. The cash flow deficit is primarily attributable to the Company's net loss from operations of $2,543,338 adjusted for depreciation and amortization of $428,632 and common stock issued in exchange for previously incurred debt of $914,578.

     Cash flows used in investing activities for the twelve-month period ended December 31, 2000 consisted primarily of the acquisition of $44,009 of computer and related equipment.

     Cash flows provided by financing activities was $880,921 during the twelve-month period ended December 31, 2000. The Company repaid $363,996 of funds previously advanced to the Company by related parties and issued $1,244,917 of short term convertible notes, net of costs. The Company is currently not in compliance under the terms of the notes payable.

September 30, 2001

     As of September 30, 2001 the Company had a working capital deficit of $5,588,996 compared to a deficit of $2,245,949 at December 31, 2000, a deficit increase of $3,343,047. The increase in working capital deficit is attributed to an increase in accrued and unpaid license fees of $1,791,600 and advances from related parties of $1,017,164.

     As a result of our operating losses, the Company generated a cash flow deficit of $1,144,263 from operating activities during the nine month period ended September 30, 2001. The cash flow deficit is primarily attributable to the Company's net loss from operations of $3,465,181 adjusted for depreciation and amortization of $120,134 and accrued license fees of $1,791,600.

     Cash flows provided by financing activities was $1,167,164 during the nine month period ended September 30, 2001. The Company received $1,017,164 from related parties and issued $150,000 of short term notes, net of costs. The Company is currently not in compliance under the terms of the notes payable.

     As the Company continues to expand, the Company will incur additional costs for personnel. In order for the Company to attract and retain quality personnel, the Company anticipates it will continue to offer competitive salaries and grant Company stock options to current and future employees.

     While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. We are seeking debt and/or equity financing in order to provide the necessary working capital. We currently have no commitments for financing other than the agreement of Southward Investments, LLC to pay for 3 million shares of Common Stock. There is no guarantee that we will be successful in raising the funds required.

     If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

     The Company has borrowed funds from significant shareholders of the Company in the past to satisfy certain obligations.

     The Company plans to market and distribute its proprietary software . The Company plans to obtain financing for this activity through bank loans, private placements of its securities, and debt and/or equity financing through offerings in the secondary markets. There can be no assurance that management will be successful in its efforts to obtain the financing necessary to fund the Company's growth.

     The effect of inflation on the Company's revenue and operating results was not significant. The Company's operations are in the southeastern United States and there are no seasonal aspects that would have a material adverse effect on the Company's financial condition or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In 2000, the Company adopted the provisions of EITF 00-2. The pronouncement indicates that costs incurred in connection with operating a web site are period expenses. Upgrades and enhancements that add functionality should be expensed or capitalized based upon the general model of SOP 98-1. At the end of the year the company had not incurred any capitalized web development expenditures.

     In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

     In April 1998, Statement of Position No. 98-5 was issued which requires that companies' expense defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. Adoption of this statement does not have an effect on financial condition or operating results.

     The Company adopted Statement of Financial Standards No. 133, Accounting for Derivative Instruments and for Hedging Activities ("SFAS 133") in the six months ended December 31,2000. SFAS 133 requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. SFAS 133's impact on the Company's consolidated financial statements is not expected to be material, as the Company has not historically used derivative and hedge instruments.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements, which became effective December 31, 2000. The Company does not expect the standard to have a material effect on its results.

     In March 2000, the FASB issued interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after either December 15, 1999 or January 12, 2000. The adoption of FIN 44 did not have an affect on the Company's financial statements but may impact the accounting for grants or awards in future periods.

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards FAS 141, "Business Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets" ("FAS 142"). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually. The Company is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. As a result of implementing these new standards, the Company will discontinue the amortization of goodwill as of December 31, 2001. The Company does not believe that the adoption of FAS 141 and 142 will have a material impact on its consolidated financial statements

     In October 2001, the Financial Accounting Standards Board issued FAS 144,"Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets.

This statement supersedes FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121") and related literature and establishes a single accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The Company is required to adopt FAS 144 no later than January 1, 2002. The Company does not believe that the adoption of FAS 144 will have a material impact on its consolidated financial statements.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On January 17, 2002, the Company dismissed its certifying accountant, Gary Kriner, CPA ("Kriner"). Kriner's reports on the financial statements for the years ended June 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the years ended June 30, 2001 and 2000, and the subsequent interim period through January 17, 2002, the Company has not had any disagreements with Kriner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company LLP ("Stefanou") as its certifying accountant as of January 17, 2002 for the Company's fiscal year ending December 31, 2001. The Company has not consulted Stefanou previously.

     Kriner's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached as an Exhibit to this Report on Form 8-K.

ITEM 5. OTHER EVENTS

     On December 27, 2001 the Company received a new CUSIP Number 918220 10 4. On January 10, 2002, the Company's trading symbol changed from EPCI to VGPO.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Not applicable.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial statements of V-GPO, INC., a Delaware corporation

        Index to Financial Statements

FINANCIAL STATEMENTS AND SCHEDULES

DECEMBER 31, 2000 AND 1999

V-GPO, Inc.

V-GPO, INC.
Index to Financial Statements

STEFANOU & COMPANY, LLP

Certified Public Accountants

1360 Beverly Road
Suite 305
McLean, VA 22101-3621
703-448-9200
703-448-3515 (fax)

Philadelphia, PA

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
V-GPO, Inc.
Sarasota, FL

     We have audited the accompanying balance sheets of V-GPO, Inc. as of December 31, 2000 and 1999 and the related statements of losses, deficiency in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of V-GPO, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, and December 31, 1999, in conformance with accounting principles generally accepted in the United States of America.

/s/ STEFANOU & COMPANY, LLP Stefanou & Company, LLP Certified Public Accountants

McLean, Virginia
January 11, 2002

V-GPO, Inc.
BALANCE SHEET
DECEMBER 31, 2000 AND 1999

	2000	1999

ASSETS

Current Assets:
Cash	$ 4,871	$ 17,044
Employee advances	52,938	52,938
Advances to related parties (Note J)	730,120	2,966
Prepaid expenses and other	9,944	-
Total current assets	797,874	72,948

Property and Equipment
Property and equipment	51,480	7,471
Less: accumulated depreciation	8,097	2,118
	43,383	5,353

Other Assets
Financing Costs, less amortization costs of $ 422,653 and $ 0 at December 31, 2000 and 1999, respectively	112,412	-
Capitalized software development costs (Note B)	604,019	386,677
	716,431	386,677

	$ 1,557,688	$ 464,978
LIABILITES AND DEFICIENCY IN STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts Payable and accrued liabilities	$ 137,767	$ 24,726
Advances from related parties (Note C )	151,073	515,069
Convertible Notes Payable (Note E )	1,779,983	-
Accrued software license fees (Note D)	975,000	-
Total Current Liabilities	3,043,823	539,795

Commitments and Contingencies (Note I)	-	-

DEFICIENCY IN STOCKHOLDER'S EQUITY (Note F)
Preferred Stock, par value $ 0.001 per share; 20,000,000 shares authorized; none issued at December 31, 2000 and 1999, respectively	-	-
Series A Preferred Stock, par value $ 0.001 per share; 100,000 shares authorized; 100,000 issued at December 31, 2000 and none issued at December 31, 1999, respectively	100	-
Common Stock, par value $ 0.0001 per share; 100,000,000 shares authorized; 32,000,000 issued at December 31, 2000; par value $1 per share; 500 shares authorized; 200 shares issued at December 31, 1999	3,200	200
Additional paid in Capital	1,515,597	386,677
Accumulated Deficit	(3,005,032)	(461,694)
Deficiency in Stockholder's Equity	(1,486,135)	(74,817)

	$ 1,557,688	$ 464,978

See accompanying notes to audited financial statements

V-GPO, Inc.
STATEMENTS OF LOSSES
FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999

	2000	1999

Revenue
Consulting Income	$ 279,318	$ 378,442
Total Revenue	279,318	378,442

Cost of sales	1,064,500	110,168

Gross Profit (Loss)	(785,182)	268,274

Operating Expenses
Selling, General and Administrative	1,258,167	657,064
Interest Expense	71,356	720
Depreciation and Amortization	428,632	2,118
Total Operating Expenses	1,758,156	659,902

Net loss from Operations	(2,543,338)	(391,628)
Income taxes (benefit)	-	-
Net Loss	$ (2,543,338)	$ (391,628)

Loss per common share (basic and assuming dilution)	$ (0.08)	$ (0.02)
Weighted average shares outstanding
Basic and diluted	30,334,247	22,500,000

See accompanying notes to audited financial statements

V-GPO, Inc.
STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED DECEMBER 31, 2000

	Preferred Series A Shares	Preferred Series A Amount	Common Shares	Common Share Amount	Additional Paid in Capital	Accumulated Deficit in Retained Earnings	Total
Balance at December 31, 1998	-	-	200	$ 200	$ -	$ (70,066)	$ (69,866)
Contribution of software development costs by founder	-	-	-	-	386,677	-	386,677
Net Loss December 31, 1999	-	-	-	-	-	(391,628)	(391,628)
Balance at December 31, 1999	-	-	200	200	386,677	(461,694)	(74,817)
Common shares issued to founders in exchange for services	-	-	-	1	-	-	-
Common shares issued in exchange for services	-	-	4	4	40	-	44
Common shares issued in exchange for software license agreements	-	-	62	62	38	-	100
Cancellation of common shares issued in connection with merger with IHI,Inc	-	-	(267)	(268)	-	-	(267)
Common shares issued to IHI, Inc stockholders in connection with merger	-	-	30,000,000	3,000	-	-	3,000
Preferred shares issued to founder in exchange for servcies	100,000	100	-	-	-	-	100
Common shares issued in exchange for license agreements	-	-	375,000	38	-	-	38
Common shares issued in exchange for debt	-	-	1,125,000	113	539,888	-	540,000
Common shares issued in exchange for financing fees	-	-	500,000	50	49,950	-	50,000
Issuance of warrants to purchase common stock in connection with financing	-	-	-	-	321,662	-	321,662
Contribution of software develop- ment costs by founder	-	-	-	-	217,342	-	217,342
Net loss December 31, 2000	-	-	-	-	-	(2,543,338)	(2,543,338)
Balance at December 31, 2000	100,000	$ 100	32,000,000	$ 3,200	$1,515,596	$(3,005,032)	$(1,486,136)

See accompanying notes to audited financial statements

V-GPO, Inc.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

	2000	1999
Cash flows from operating activities:
Net loss from operating activities	$ (2,543,338)	$ (391,628)
Adjustments to reconcile net income to net cash:
Depreciation and amortization	428,632	2,118
Preferred Stock Issued to founders	100	-
Equity issued in exchange for debt, services and license	914,008	-
Change in:
Prepaid expenses and other assets	(9,944)	(2,116)
Advances to related parties	(727,154)	(2,966)
Accounts payable and accrued expenses	113,612	22,619
License Fees Due	975,000	-
Net cash used in operating activities	(849,084)	(371,974)

Cash flows used in investing activities:
Capital expenditures	(44,009)	(5,523)
Net cash used in investing activities	(44,009)	(5,523)

Cash flows (used in)/provided by financing activities:
Proceeds from convertible debt, net of costs	1,244,917	-
Proceeds from Advances From Related Parties	-	393,631
Repayment of Advances from Related Parties	(363,996)	-
Net cash used in financing activities	880,921	393,631

Net increase (decrease) in cash and cash equivalents	(12,173)	16,134

Cash and cash equivalents at January 1	17,044	910

Cash and cash equivalents at December 31	$ 4,871	$ 17,044

Supplemental Information:
Cash paid during the year for interest	$ -	$ -
Cash paid during the year for income taxes	-	-
Preferred Stock issued to founders	100	-
Common stock issued for services	44	-
Common stock issued in connection with merger, net	2,164	-
Common stock issued for reduction of debt	540,000	-
Contribution of software	217,342	386,677
Common stock - license agreement	138	-
Common stock - financing	371,662	-

See accompanying notes to audited financial statements

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

V- GPO, Inc. ("Company or VGPO") is a business solutions organization providing software business intelligence tools for supply chain management excellence in healthcare. The Company was formed on May 4, 2000 under the laws of the state of Delaware.

The VGPO purchasing solution enables businesses to optimize their supply contracts using a sophisticated rules database that allows them to manage by exception. The system is completely supplier independent thus enabling them to manage all contracts and purchase transactions from the point of requisition through receipt. VGPO provides a strong emphasis in the back end reporting and unique, solutions centered diagnostics of purchasing patterns and purchase contract utilization and optimization.

The Company was incorporated in November 1997 under the name IHI Associates, Inc. (the Predecessor), an entity formed under the laws of the state of Florida. In November 1997 the Predecessor issued a total of 200 shares of its common stock to its initial shareholders in exchange for cash in connection with founding the Predecessor.

On May 12, 2000, the Predecessor completed a merger with VGPO. The Shareholders of the Predecessor exchanged all of the outstanding shares of common stock of the Predecessor on a basis of one (1) share of the Predecessor's common stock for 112,500 shares of V-GPO, Inc. ("Company") common stock.

The total purchase price and carrying value of net assets acquired of IHI was $1,745. The net assets acquired were as follows:

Net Current Assets	$ 30,495
Accumulated Deficit	463,439
Net Current Liabilities	(495,679)
$ 1,745

As VGPO was an inactive corporation with no significant operations, IHI recorded the carryover historical basis of net tangible assets acquired, which did not differ materially from their fair value. The results of operations subsequent to the date of acquisition are included in the Company's statement of operations.

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $ 2,543,338 and $ 391,628 during the years ended December 31, 2000 and 1999, respectively. The Company's current liabilities exceeded its current assets by $ 2,245,949 as of December 31, 2000. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenues are recognized at the time services are provided.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred advertising costs of $ 16,700 and $ 680 during the years ended December 31, 2000 and 1999.

Property and Equipment

For financial statement purposes, property and equipment will be depreciated using the straight-line method over the estimated useful lives (three to five years for furniture, fixtures and equipment). The straight-line method of depreciation is also used for tax purposes.

Intangible Assets

Intangible assets consist of financing fees related to notes payable. Financing costs are amortized over the term of the respective loan. Organization costs incurred after December 31, 1999 have been expensed as incurred in accordance with AICPA Statement of Position 98-5.

Long-Lived Assets

The Company accounts for its long-lived assets under the provision of Statements of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of." The Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)

Stock Based Compensation

The Company follows APB opinion ("APB 25"), "Accounting for Stock Issued to Employees," in accounting for stock-based compensation. Accordingly, we are not required to record compensation expense when stock options are granted to employees, as long as the exercise price is not less than the fair market value of the stock when the option is granted, and we are not required to record compensation expense in connection with Employee Stock Purchase Plans as long as the purchasing price is not less than 85% of the lower of the fair market value at the beginning of each offering period. In October 1995, the FASB issued SFAS 123, "Accounting for Stock Based Compensation." Although SFAS 123 allows us to continue to follow the present APB 25 guidelines, we are required to disclose pro forma net income (loss) and net income (loss) per share as if we had adopted the new statement. The pro forma impact of applying SFAS 123 in fiscal 1999, 2000 and 2001 will not necessarily be representative of the pro forma impact in future years. The Company has adopted Statements of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the pro forma disclosure requirements.

The Company follows FASB Emerging Issues Task Force (EITF) 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, Or In Conjunction With Selling Goods or Services." EITF 96-18 provides that sales incentives in the form of equity instruments should be measured at the fair market value of sales incentive or fair market value of the equity instruments, whichever is more reasonable. The Company follows the EIFT 96-18 guidelines.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities that are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company currently has several customers (Note L). The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 at December 31, 2000 and 1999, respectively.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share, specifying the computation, presentation and disclosure requirements of earnings per shares information. Basic earnings per-share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. There is no effect on earnings per share information for the years ended December 31, 2000 and 1999 relating to the adoption of this standard.

Capitalized Computer Hardware and Software

The Company records the purchase of computer hardware at historical cost and amortizes this cost over a period of three to five years.

The Company has adopted FAS Number 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed." The Company accounts for the cost of purchased software to be sold, leased or otherwise marketed that has no alternative future use the same as the costs incurred to develop such software internally. If the purchased software has an alternative future use the company capitalizes the cost when the software is acquired and accounts for the software in accordance with its use.

In addition, the Company capitalizes costs of materials, consultants, interest, and payroll and payroll-related costs for employees incurred in developing internal-use computer software once technological feasibility is attained. Costs incurred prior to the establishment of technological feasibility are charged to general and administrative expense.

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)

Comprehensive Income

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted SFAS 130 during the year ended December 31, 1998 and has no items of comprehensive income to report.

Segment Information

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Pension Plans and Other Post Employment Benefits

Statement of Financial Accounting Standards No. 132, Employer's Disclosures about Pension and Other Post Employment Benefits (SFAS 132) establishes disclosure requirements regarding pension and post employment obligations. SFAS 132 does not affect the Company as of December 31, 2000 and 1999.

New Accounting Pronouncements

In 2000, the Company adopted the provisions of EITF 00-2. The pronouncement indicates that costs incurred in connection with operating a web site are period expenses. Upgrades and enhancements that add functionality should be expensed or capitalized based upon the general model of SOP 98-1. At the end of the year the company had not incurred any capitalized web development expenditures.

In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)

In April 1998, Statement of Position No. 98-5 was issued which requires that companies' expense defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. Adoption of this statement does not have an effect on financial condition or operating results.

The Company adopted Statement of Financial Standards No. 133, Accounting for Derivative Instruments and for Hedging Activities ("SFAS 133") in the six months ended December 31,2000. SFAS 133 requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. SFAS 133's impact on the Company's consolidated financial statements is not expected to be material, as the Company has not historically used derivative and hedge instruments.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements, which became effective December 31, 2000. The Company does not expect the standard to have a material effect on its results.

In March 2000, the FASB issued interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after either December 15, 1999 or January 12, 2000. The adoption of FIN 44 did not have an affect on the Company's financial statements but may impact the accounting for grants or awards in future periods.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards FAS 141, "Business Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets" ("FAS 142"). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually. The Company is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. As a result of implementing these new standards, the Company will discontinue the amortization of goodwill as of December 31, 2001. The Company does not believe that the adoption of FAS 141 and 142 will have a material impact on its consolidated financial statements

In October 2001, the Financial Accounting Standards Board issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121") and related

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)

literature and establishes a single accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The Company is required to adopt FAS 144 no later than January 1, 2002. The Company does not believe that the adoption of FAS 144 will have a material impact on its consolidated financial statements.

NOTE B- CAPITALIZED SOFTWARE DEVELOPMENT COSTS

During the period March 1999 through December 2000, entities controlled by the Company's Chief Executive Officer and principal shareholder , began contributing to the Company certain capitalized software development costs for the exclusive, worldwide distribution and use by the Company. The capitalized software development costs contributed, net of liabilities assumed, were $217,342 and $ 386,677 during the years ended December 31, 2000 and 1999, respectively.

In accordance with Staff Accounting Bulletin Topic 5-T, the Company accounted for the contribution of the capitalized software development costs as assets and assumption of liabilities, and a corresponding capital contribution.

The transaction is accounted for using the purchase method of accounting. The Company recorded the carryover historical basis of net tangible assets contributed, which did not differ materially from their fair value.

NOTE C- ADVANCES FROM RELATED PARTIES

Advances from Related Parties at December 31, 2000 and 1999 are as follows:

	2000	1999
10% note payable, unsecured and payable on demand to Company officer	$75,000	$ -
10% note payable, unsecured and payable on demand to Company officer	75,000	-
Series of advances unsecured and payable on demand to entities controlled by Company officers	-	503,500
Series of advances unsecured and payable on demand to an entity controlled by Company officers	1,073	11,569
	$151,073	$515,069

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE D - SOFTWARE LICENSE

The Company entered into a Software License Agreement ("Agreement") in March 1999 with an entity controlled by the Company's Chief Executive Officer and principal shareholder ("Licensor"). The Agreement provided for a limited, restricted, non-exclusive, revocable worldwide license to use, reproduce and sublicense certain software owned by the Licensor and two additional entities controlled by the Company's Chief Executive Officer and principal shareholder. License fees under the Agreement were based upon a percentage of revenues to be subject to a $200,000 per month fee and further subject to the successful completion of a securities offering generating at least $7,000,000 of proceeds. In connection with the execution of the Agreement, approximately 7,000,000 shares of the Company's common stock (adjusted for the merger between the Company and IHI) were issued the Licensor in exchange for arranging the license agreement between the various software owners. The Agreement was amended on April 21, 2000 to provide for an exclusive world-wide license in return for a minimum license fee of $150,000 per month to be increased to a minimum of $200,000 per month if a securities offering generated at least $4,500,000 in proceeds. In April 2001 there was a further amendment to provide that effective January 1, 2001, the minimum was increased to $250,000 per month with increases of 10% on each January thereafter. As of December 31, 2000, the Company is not in compliance under the terms of the Agreement and is in arrears in connection with unpaid license fees of $975,000 (see Note M).

NOTE E - CONVERTIBLE NOTES PAYABLE

Notes payable at December 31, 2000 and 1999 are as follows:
	2000	1999
10 % senior convertible notes payable, unsecured and due six months from the date of the note with the latest maturity June 2001; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $1.50 per share. In the event the unpaid principal amount of the notes, together with any accrued and unpaid interest, are not converted or paid in full by maturity then interest accrues at 12.5% per annum until paid in full. The Company is not in compliance under the terms of the Note Agreements	$ 1,779,983	$ -
	1,779,983	-
Less: current portion	(1,779,983)	-
	$ -	$ -

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE F- CAPITAL STOCK

IHI Associates, Inc ("IHI or Predecessor") was incorporated in November, 1997 and formed under the laws of the State of Florida. In 1997, IHI issued 200 shares to its founders for $ 20.

IHI was authorized to issue 500 shares of stock of which 500 was common stock with a par value of $1.00.

In May 2000, IHI completed a merger with V-GPO, Inc, a Delaware corporation with no material operations. The shareholders of IHI exchanged all of the outstanding shares of common stock of IHI in an exchange ratio of 1 share of IHI stock for 112,500 shares of V-GPO, Inc. common stock. At the date of merger, May 12, 2000, IHI had 266.66 shares of stock issued and outstanding and V-GPO had 1 share of stock issued and outstanding. All shares were canceled due to merger and IHI shareholders were issued 30,000,000 shares of V-GPO stock.

The Company is authorized to issue 120,000,000 shares of stock; of which 100,000,000 is common stock with a par value of $ 0.0001, and 20,000,000 is preferred stock with a par value of $ 0.001.

The Company has designated 100,000 shares of preferred stock as Series A Preferred Stock with a par value of $ 0.001. With respect to every matter upon which the stockholders shall be entitled to vote, every holder of Series A Preferred Stock shall be entitled to four hundred (400) votes. The shares of Series A Preferred Stock are not entitled to receive dividends.

During the year ended December 31, 2000, the Company issued 1,125,000 shares of common stock to officers and principal shareholders in exchange for previously incurred debt of $540,000, 375,000 shares of common stock to entities controlled by the Company's officers and principal shareholders in exchange for software license agreements valued at $38, and 500,000 shares of common stock in exchange for financial advisory services valued at $50,000.

NOTE G-STOCK OPTIONS AND WARRANTS

In connection with the placement of the Company's Senior Convertible Debt (see Note C), the Company issued 592,659 common stock warrants to the holders of the notes and 50,665 warrants were issued to the placement agent. The warrants entitle the holders to acquire the Company's common stock at an exercise price of $1.00 per share and is exercisable for a period through December 7, 2007.

	Number of Shares	Weighted Average Exercise Price	Number of Shares Exercisable
Outstanding at December 31, 1998	-	-	-
Granted	250,000	$ 1	250,000
Exercised	-	-	-
Cancelled	-	-	-
Outstanding at December 31, 1999	250,000	1	250,000
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
Outstanding at December 31, 2000	250,000	$ 1	250,000

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE G-STOCK OPTIONS AND WARRANTS (continued)

For disclosure purposes the fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for stock options granted during the year ended December 31, 2000: annual dividends of $0.00, expected volatility of 50%, risk free interest rate of 6.0% an expected life of seven years for all grants. The weighted-average fair values of the stock options granted during the year ended December 31, 2000 was $ 0.66. There were no adjustments made in calculating the fair value to account for vesting provisions or for non-transferability or risk of forfeiture.

If the Company recognized compensation cost for the employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net income and net income per share would have been $2,708,338 and $.08, respectively in 2000.

NOTE H-INCOME TAXES

The Company has adopted Financial Accounting Standard number 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $3,005,032, which will expire through 2020, subject to limitations of Section 382 of the Internal Revenue Code, as amended.

The deferred tax asset related to the carryforward is approximately $ 1,021,711. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31,2000 are as follows:

Non Current:
Net operating loss carryforward	$ 1,021,711
Valuation allowance	(1,021,711)
Net deferred tax asset	$ -

NOTE I- COMMITMENTS AND CONTINGENCIES

Lease Commitments

The company leases office space in Florida on a month-to-month basis. The Company has entered into a five- year lease on their space in Irving, Texas. The Company also leases their phone equipment over a period of four years.

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE I - COMMITMENTS AND CONTINGENCIES (continued)

The Company's rental expense for 2000 and 1999 is $ 90,818 and $ 15,815, respectively.

Future minimum lease payments are as follows:

2001	$ 150,756
2002	135,781
2003	129,888
2004 and beyond	205,920
$ 622,345

Employment agreements

The Company has employment agreements with the Chief Executive Officer and President. The Agreements are generally for a term of 36 to 48 months from inception and renewable automatically from year to year unless either the Company or the individual terminates such agreement by written notice. The Chief Executive Officer and President have both waived any accrual of compensation through September 30, 2001.

License agreements

The Company entered into a software license agreement with an entity controlled by the Company's Chief Executive Officer and principal shareholder, for the rights to market and distribute certain proprietary software (see Notes D and M).

NOTE J - RELATED PARTY TRANSACTIONS

Advances due the Company from entities controlled by the Company's Chief Executive Officer and principal shareholder at December 31, 2000 and 1999 were $ 730,120 and $ 2,966, respectively. No formal repayment terms or arrangements exist.

NOTE K - EARNINGS PER SHARE

Basic and fully diluted earnings per share are calculated by dividing net income available to common Stockholders by the weighted average of common shares outstanding during the year.
	2000	1999
Loss Available to Common Shareholders	$ (2,543,338)	$ (391,628)
Basic and Fully Diluted Loss Per Share	$ (0.08)	$ (0.02)
Weighted Average Common Shares Outstanding	30,334,247	22,500,000

Net loss per share is based upon the weighted average number of shares of common stock outstanding. In May 2000, IHI shareholders exchanged for common stock of VGPO 1 share of IHI common stock for 112,500 shares of the VGPO common stock (See Note A). Accordingly, all historical weighted average share and per share amounts have been restated to reflect this merger.

V-GPO, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 and 1999

NOTE L - MAJOR CUSTOMERS

Revenue from three (3) major customers approximated $ 199,000 or 71% and $ 244,000 or 65% of sales for the years ended December 31, 2000 and 1999, respectively.

NOTE M - SUBSEQUENT EVENTS

During the third quarter of 2001 the Company entered into a line of credit agreement with lenders that provides for borrowings by the Company up to $370,000 in a series of four draws of $92,500 each. The financing agreement provides for fees and prepaid interest of $17,500 on each of the four draws. The agreement is to be repaid upon the earlier of receipt by the Company of accounts receivable owed to it by certain account debtors or December 15, 2001. The line of credit is secured by certain receivables and related contracts and proceeds thereof up to an aggregate of $740,000 under the Security Agreement. The agreement also stipulates that the Company will issue 100,000 warrants to purchase its common stock upon completion of each of the four draws up to an aggregate of 400,000 warrants exercisable at any time within a five year period at a price of $2.50 per share.

In September 2001, the Company issued 1,500,000 shares of common stock for financial advisory services.

On December 6, 2001 the Company's shareholders approved an agreement and plan of merger with Epicure Investments, Inc. ("Epicure"), an inactive corporation with no significant assets or operations in a transaction accounted for using the purchase method of accounting ("Merger"). The effective date of the Merger was January 1, 2002. Effective with the Merger, all previously outstanding common stock of VGPO was exchanged for common stock of Epicure resulting in the previous security holders of VGPO owning approximately 93% of the voting stock of Epicure, in an exchange ratio of 1 share of VGPO common stock for 1 share of the Epicure common stock, and 1 share of VGPO Series A Preferred Stock for 1 share of the Epicure Series A Preferred Stock. As a result of the acquisition, there will be a change in control of the public entity.

The value of the stock issued in connection with the Merger was the historical cost of Epicure's net tangible assets, which did not differ materially from their fair value. The results of operations subsequent to the date of acquisition will be included in the Company's consolidated statement of losses. In accordance with Accounting Principles Opinion No. 16, VGPO is the acquiring entity.

In connection with the Merger , the Company has entered into an agreement to issue 3,000,000 shares of the Company's restricted common stock in a private placement to a sophisticated investor.

In December 2001 the Company entered into an agreement to acquire the title to certain software previously licensed from entities controlled by the Company's Chief Executive Officer and principal shareholder (see Note D). Under the agreement, the Company and the Licensor agreed to terminate the License Agreement and related amendments and the Company agreed to acquire title to the software for $30,000,000 in the form of an installment note. In addition, the Company also agreed to pay the accrued and unpaid license fees as of November 30, 2001 of $3,625,000 at the rate of $50,000 per month until the $30,000,000 purchase price of the software is paid in full. Subsequently, the Company is obligated to pay the Seller $300,000 per month until the balance of the accrued unpaid license fees in arrears are paid in full.

V-GPO, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2001	December 31, 2000
ASSETS

Current Assets:
Cash	$ 27,772	$ 4,871
Employee Advances	52,938	52,938
Advances to Related Parties	736,132	730,120
Prepaid expenses and other	9,944	9,944
Total Current Assets	826,786	797,874

Property, Plant & Equipment
Property, Plant & Equipment	51,480	51,480
Less: Accumulated depreciation	15,819	8,097
	35,661	43,383
Other Assets
Financing Costs, less amortization costs of $ 614,645 and $422,653 at September 30, 2001 and December 31, 2000	35,000	112,412
Capitalized Software Development Costs	772,798	604,019
	807,798	716,431

	$1,670,245	$1,557,688
LIABILITIES AND DEFICIENCY IN STOCKHOLDER'S

Current Liabilities:
Accounts Payable and Accrued Liabilities	$ 515,963	$ 137,767
Advances from related parties	1,168,237	151,073
Convertible Notes Payable	1,964,983	1,779,983
Accrued License Fees	2,766,600	975,000
Total Current Liabilities	6,415,782	3,043,823

Commitments and Contingencies	-	-

DEFICIENCY IN STOCKHOLDER'S EQUITY
Preferred Stock, par value $ 0.001 per share; 20,000,000 shares authorized; none issued at December 31, 2000 and 1999, respectively	-	-
Series A Preferred Stock, par value $ 0.001 per share; 100,000 shares authorized; 100,000 issued at September 30, 2001 and December 31, 2000, respectively	100	100
Common Stock, par value $ 0.0001 per share; 100,000,000 shares authorized; 33,500,000 and 32,000,000 shares isued at September 30, 2001 and December 31, 2000, respectively	3,350	3,200
Additional paid in Capital	1,721,226	1,515,597
Accumulated Deficit	(6,470,214)	(3,005,032)
Deficiency in Stockholder's Equity	(4,745,537)	(1,486,135)

	$ 1,670,245	$ 1,557,688

See accompanying notes to unaudited condensed financial statements

V-GPO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSSES

Three Months Ended September 30,	Nine Months Ended September 30,
	2001	2000	2001	2000

Revenue
Consulting Income	$ 130,904	$ 5,649	$ 240,877	$ 251,649
Total Revenue	130,904	5,649	240,877	251,649
Cost of Sales	750,000	500,000	2,150,000	1,189,500
Gross Loss	(619,096)	(494,351)	(1,909,123)	(937,851)

Operating Expenses
Selling, General & Administrative	318,632	460,514	1,103,088	1,422,363
Research and Development	-	-	-	-
Interest Expense	222,500	29,148	332,836	31,855
Depreciation Expense	2,574	173,683	120,134	196,476
Total Operating Expenses	543,706	663,345	1,556,058	1,650,693

Net loss from Operations	(1,162,802)	(1,157,697)	(3,465,181)	(2,588,544)
Income taxes (benefit)	-	-	-	-
Net Loss	$ (1,162,802)	$ (1,157,697)	$ (3,465,181)	$ (2,588,544)
Loss per common share (basic and assuming dilution)	$ (0.04)	$ (0.04)	$ (0.12)	$ (0.08)
Weighted average shares outstanding	32,000,000	32,250,000	29,764,706	32,077,778
Basic and Diluted

See accompanying notes to unaudited condensed financial statements.

V-GPO, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2001	2000
Cash flows from operating activities:
Net loss from operating activities	$(3,465,181)	$(2,588,544)
Adjustments to reconcile net income to net cash:
Depreciation and amortization	120,134	196,476
Preferred Stock Issued to founders	-	100
Common Stock issued in exchange for debt	37,000	374,578
Change in:
Prepaid expenses and other assets	-	(9,944)
Advances to related parties	(6,011)	(526,956)
Accounts payable and accrued expenses	378,195	270,869
License Fees Due	1,791,600	975,000
Net cash from operating activities	(1,144,263)	(1,308,421)

Cash flows used in investing activities:
Capital expenditures	-	(7,307)
Net cash used in investing activities	-	(7,307)

Cash flows (used in)/provided by financing activities:
Proceeds from convertible debt, net of costs	150,000	833,266
Advances from Related Parties, net	1,017,164	582,738
Net cash used in financing activities	1,167,164	1,416,003

Net increase in cash and cash equivalents	22,901	100,275

Cash and cash equivalents at January 1	4,871	17,044

Cash and cash equivalents at December 31	$ 27,772	$ 117,319

Supplemental Information:
Cash paid during the year for interest	$ -	$ -
Cash paid during the year for income taxes	-	-
Preferred Stock issued to founders	-	100
Common stock issued for reduction of debt	37,000	374,578
Capitalized software development costs contributed	168,779	163,007

See accompanying notes to unaudited condensed financial statements

V-GPO, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001
(UNAUDITED)

NOTE A-SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Rule 310(b) of Regulation S-B, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. The unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's SEC Form 8-K, as amended.

(b)      Proforma Financial Statements of V-GPO, INC., a Florida corporation

          Index to Proforma Financial Statements

PROFORMA CONDENSED CONSOLIDATED STATEMENTS
(Unaudited)

Unaudited Proforma Condensed Balance Sheet at September 30, 2001	F-24
Unaudited Proforma Condensed Balance Sheet at December 31, 2000	F-25
Unaudited Proforma Condensed Consolidated Statement of Losses for the nine months ended September 30, 2001	F-26
Unaudited Proforma Condensed Statement of Cash Flows for the nine months ended September 30, 2001	F-27
Unaudited Proforma Condensed Statement of Losses for the nine months ended September 30, 2000	F-28
Unaudited Proforma Condensed Statement of Cash Flows for the nine months ended September 30, 2000	F-29
Notes to Unaudited Proforma Condensed Financial Information	F-30

(c)     Exhibits

EPICURE INVESTMENTS, INC.
Unaudited Proforma Condensed Balance Sheet
September 30, 2001

ASSETS	Epicure Investments, Inc. (Historical Financial Statements)	VGPO, Inc.		Proforma Adjust- ments	Proforma Balance Sheet
Current Assets		826,786			826,786
Fixed Assets		51,480			51,480
Less Accumulated Depreciation		15,819			15,819
Net Fixed Assets		35,661			35,661
Other Assets:
Financing Costs		35,000			35,000
Capitalized Software					-
Development Costs		772,798			772,798
Goodwill			(2)	138,793	138,793
Total Other Assets		807,798		138,793	946,591
Total Assets		1,670,245		138,793	1,809,038
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	11,943	6,415,783			6,427,726
Stockholders' Equity	(11,943)	(4,745,538)	(1)(2)	138,793	(4,618,888)
Total Liabilities and Stockholders' Equity	-	1,670,245		138,793	1,809,038

See accompanying notes to proforma unaudited financial information

EPICURE IMVESTMENTS, INC.
Unaudited Proforma Condensed Balance Sheet
December 31, 2000

ASSETS	Epicure Investments, Inc. (Historical Financial Statements)	VGPO, Inc.		Proforma Adjust- ments	Proforma Balance Sheet
Current Assets		797,873			797,873
Fixed Assets		51,480			51,480
Less Accumulated Depreciation		8,096			8,096
Net Fixed Assets		43,384			43,384
Other Assets:
Financing Costs		112,412			112,412
Capitalized Software					-
Development Costs		604,019			604,019
Goodwill			(2)	138,193	138,193
Total Other Assets	-	716,431		138,193	854,624
Total Assets	-	1,557,688		138,193	1,695,881
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	11,343	3,043,823			3,055,166
Stockholders' Equity	(11,343)	(1,486,135)	(1)(2)	138,193	(1,359,285)
Total Liabilities and Stockholder's Equity	-	1,557,688		138,193	1,695,881

See accompanying notes to proforma unaudited financial information

EPICURE INVESTMENTS, INC.
Unaudited Proforma Condensed Statement of Losses
For the Nine Months Ended September 30, 2001

	Epicure Investments, Inc. (Historical Financial Statements)	VGPO, Inc.		Proforma Adjust- ments	Proforma Statement of Losses
Sales		240,877			240,877
Cost of Sales		2,150,000			2,150,000
Gross Profit	-	(1,909,123)		-	(1,909,123)
Operating Expenses:
Selling, General and Administrative		1,103,008			1,103,088
Interest Expense	600	332,836			333,436
Depreciation and Amortization		120,134	(3)	21,000	141,134
Total Operating Expenses	600	1,556,058		21,000	1,577,658
Net Loss from Operations	(600)	(3,465,181)		(21,000)	(3,486,781)
Income Taxes
Net Loss	(600)	(3,465,181)		(21,000)	(3,486,781)
Net Loss Per Common Share	-	(0.09)		-	(0.09)
Weighted Average Shares Outstanding		40,765,500			40,765,500

See accompanying notes to proforma unaudited financial information

EPICURE INVESTMENTS, INC.
Unaudited Proforma Condensed Statement of Cash Flows
For the Nine Months Ended September 30, 2001

	Epicure Investments, Inc.	VGPO, Inc.	Proforma Adjust- ments	Proforma Statement of Cash Flow
Cash Flows From Operating Activities:
Net Loss From Operating Activities	(600)	(3,465,181)	(21,000)	(3,486,781)
Adjustments to Reconcile Net Income to Net Cash:
Depreciation and Amortization		120,134	21,000	141,134
Preferred Stock Issued to Founders
Common Stock Issued in Exchange for Debt		37,000		37,000
Change in:
Prepaid Expenses and Other Assets				-
Advances to Related Parties		(6,011)		(6,011)
Accounts Payable and Accrued Expenses	600	378,195		378,795
License Fees Due		1,791,600		1,791,600
Net Cash From Operating Activities	-	(1,144,263)	-	(1,144,263)
Cash Flows Used in Investing Activities
Capital Expenditures		-		-
Net Cash Used in Investing Activities	-	-	-	-
Cash Flows (Used in) Provided by Financing Activities
Proceeds From Convertible Debt, Net of Costs		150,000		150,000
Advances From Related Parties, Net		1,017,164		1,017,164
Net Cash Used in Financing Activities	-	1,167,164	-	1,167,164
Net Increase in Cash and Cash Equivalents		22,901		22,901
Cash and Cash Equivalents at January 1		4,871		4,871
Cash and Cash Equivalents at September 30	-	27,772	-	27,772
Supplemental Information:
Cash Paid During the Year for Interest				-
Cash Paid During the Year for Income Taxes				-
Preferred Stock Issued to Founders		-		-
Common Stock Issued For Reduction of Debt		37,000		37,000
Capitalized Software Development Costs Contributed		168,779		168,779

See accompanying notes to proforma unaudited financial information

EPICURE INVESTMENTS, INC.
Unaudited Proforma Condensed Statement of Losses
For the Nine Months Ended September 30, 2000

	VGPO, Inc.	Epicure Investments, Inc.		Proforma Adjust- ments	Proforma Statement of Losses
Sales		251,649			251,649
Cost of Sales		1,189,500			1,189,500
Gross Profit	-	(937,851)			(937,851)
Operating Expenses:
Selling, General and Administrative		1,422,363			1,422,363
Interest Expense	600	31,855			32,455
Depreciation and Amortization		196,476	(3)	21,000	217,476
Total Operating Expenses	600	1,650,694		21,000	1,672,294
Net Loss from Operations	(600)	(2,588,545)		(21,000)	(2,610,145)
Income Taxes
Net Loss	(600)	(2,588,545)		(21,000)	(2,610,145)
Net Loss Per Common Share	-	(0.06)		-	(0.06)
Weighted Average Shares Outstanding		40,765,500			40,765,500

See accompanying notes to proforma unaudited financial information

EPICURE INVESTMENTS, INC.
Unaudited Proforma Condensed Statement of Cash Flows
For the Nine Months Ended September 30, 2000

	Epicure Investments, Inc.	VGPO, Inc.	Proforma Adjust- ments	Proforma Statement of Cash Flows
Cash Flows From Operating Activities:
Net Loss From Operating Activities	(600)	(2,588,544)	(21,000)	(2,610,145)
Adjustments to Reconcile Net Income to Net Cash:
Depreciation and Amortization		196,476	21,000	217,476
Preferred Stock Issued to Founders		100		100
Common Stock Issued in Exchange for Debt		374,578		374,578
Change in:
Prepaid Expenses and Other Assets		(9,944)		(9,944)
Advances to Related Parties		(526,956)		(526,956)
Accounts Payable and Accrued Expenses	600	270,869		271,469
License Fees Due		975,000		975,000
Net Cash From Operating Activities	-	(1,308,421)	-	(1,308,421)
Cash Flows Used in Investing Activities
Capital Expenditures		(7,307)		(7,307)
Net Cash Used in Investing Activities	-	(7,307)	-	(7,307)
Cash Flows (Used in)/Provided by Financing Activities
Proceeds From Convertible Debt, Net of Costs		833,266		833,266
Advances From Related Parties, Net		582,737		582,737
Net Cash Used in Financing Activities	-	1,416,003	-	1,416,003
Net Increase in Cash and Cash Equivalents		100,275		100,275
Cash and Cash Equivalents at January 1		17,044		17,044
Cash and Cash Equivalents at September 30	-	117,319	-	117,319
Supplemental Information:
Cash Paid During the Year for Interest				-
Cash Paid During the Year for Income Taxes				-
Preferred Stock Issued to Founders		100		100
Common Stock Issued For Reduction of Debt		374,578		374,578
Capitalized Software Development Costs Contributed		163,007		163,007

See accompanying notes to proforma unaudited financial information

NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL INFORMATION

On January 1, 2002, v-GPO, Inc. ("VGPO") completed an Agreement and Plan of Merger ("Merger") with Epicure Investments, Inc. ("Epicure") an inacive publicly registered shell corporation with no significant assets or operations. For accounting purposes, VGPO shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of Epicure was $0. Since 1990, and up until the date of the Merger, Epicure was an inactive corporation with no asets and liabilities.

Effective with the Merger, all previously outstanding common stock, preferred stock, options and warrants owned by VGPO stockholders were exchanged for an aggregate of 36,500,000 shares of Epicure common stock, 100,000 shares of Epicure preferred stock and a like number of options and warrants. The value of the stock that was issued was the historical cost of VGPO's net tangible assets, which did not differ materially from their fair value. In accordance with Accounting Principles Opinion No. 16, VGPO is the acquiring entity.

The Proforma Unaudited Financial Statements have been prepared in order to present the condensed financial position and results of operations of Epicure and VGPO as if the acquisition had occurred as of Septemer 30, 2001 for the unaudited proforma condensed balance sheet, as if the transaction had taken place at January 1, 2000 for the unaudited proforma condensed statements of losses for the nine month period ended September 30, 2000 and for the nine month period ended September 30, 2001.

The unaudited proforma condensed financial data have been prepared by Epicure management based on the financial statements included elsewhere herein. The proforma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. This proforma data may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. The proforma condensed financial information should be read in conjunction with the historical consolidated financial statements of VGPO (including notes thereto) included in this Form and the historical consolidated December 31, 2000 financial statements of Epicure (including notes thereto) included in Epicure's SEC Form 10-KSB and the September 30, 2001 financial information included in Epicure's SEC Form 10-QSB.

The following is a description of the proforma adjustments that have been made to the financial statements. The significant components of this transaction are:

(1)  To record exchange of VGPO common shares for Epicure shares.

(2)  To record the acquisition of VGPO for stock. The significant components of this transaction are:

Stock issued	126,850
Excess of liabilities assumed over assets acquired	11,943
Total consideration paid	138,193

(3)  To record nine month's amortization of intangibles arising fromthe acquisition of Epicure. the intangible assets acquired in the acquisition of Epicure are being amortized over a five-year period.

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger by and between V-GPO, Inc. and Epicure Investments, Inc. dated December 6, 2001. Filed as Exhibit 2.1 to V-GPO's Form 8-K filed January 15, 2002.

3.1	Restated Articles of Incorporation of V-GPO, Inc., as amended. Filed as Exhibit 3.1 to V-GPO's Form 8-K filed January 15, 2002.

3.2	Articles of Amendment to Articles of Incorporation of V-GPO, Inc., as amended. Filed as Exhibit 3.2 to V-GPO's Form 8-K filed January 15, 2002.

10.1	Software Sale Agreement dated December 12, 2001, by and between V-GPO, Inc. and Florida Software Systems, Inc.

10.2	Promissory Note in the principal amount of $30,000,000 dated December 12, 2001 executed by V-GPO, Inc. payable to Florida Software Systems Corporation, Home Healthcare Alliance, Inc. and Home Health Plan, Inc.

10.3	Specimen of Bridge Note

10.4	Line of Credit Note

10.5	Employment Agreement effective as of March 1, 2002 by and between V-GPO, Inc. and Norman R. Dobiesz

10.6	Employment Agreement effective as of March 1, 2002 by and between V-GPO, Inc. and Samuel A. Greco

16.1	Letter from Gary Kriner, CPA dated January 30, 2002

ITEM 8. CHANGE IN YEAR END

     On January 17, 2002, the Board of Directors of the Company approved the change of the Company's fiscal year end from June 30 to December 31. The Company does not intend to file a Form 10-QSB for the "transition period," as this Current Report on Form 8-K covers the transition period.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

V-GPO, INC. f/k/a EPICURE INVESTMENTS, INC. (Registrant)
Dated: January 30, 2002	/s/ Norman R. Dobiesz Norman R. Dobiesz Chairman & Chief Executive Officer